UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2024

MOVANO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40254	82-4233771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6800 Koll Center Parkway

Pleasanton, CA 94566

(Address of principal executive offices)

(415) 651-3172

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	MOVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 2, 2024, Movano Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”), for the private placement (the “Private Placement”) of an aggregate of 45,298,517 units (the “Units”) with each unit consisting of (1) one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), or at the election of the Purchaser a pre-funded warrant in lieu thereof (a “Pre-Funded Warrant”), and (2) one warrant to purchase one share of Common Stock (each, a “Warrant”). The purchase price paid by the Purchasers for each Unit is $0.533. Certain directors and officers are participating in the Private Placement and will purchase 331,856 of the Units at an offering price of $0.565 per share and accompanying Warrant, which was the consolidated closing bid price of our common stock on The Nasdaq Capital Market on April 1, 2024 of $0.44 per share plus $0.125 per Warrant.

Each Pre-Funded Warrant will have an exercise price of $0.001 per share, will be immediately exercisable on the date of issuance and will not expire. Each Warrant shall have an exercise price equal to $0.4071 per share and will be exercisable immediately and will expire on the fifth anniversary of the initial exercise date of the Warrant. The Warrants being issued to the Company's officers and directors will have an exercise price equal to $0.44.

The gross proceeds for the Private Placement are expected to be approximately $24.2 million, before deducting offering fees and expenses, and up to an additional approximately $18.4 million in gross proceeds if the Warrants are fully exercised for cash. The Private Placement is expected to close on April 4, 2024, subject to customary closing conditions. The Private Placement is being conducted in accordance with applicable Nasdaq rules.

The Benchmark Company, LLC acted as placement agent (the “Placement Agent”) for the Private Placement.

The Company expects to use the net proceeds from the Private Placement to fund the Company’s working capital needs and general corporate purposes.

Pursuant to a registration rights agreement entered into with the Purchasers on April 1, 2024 (the “Registration Rights Agreement”), the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) within 20 days after the closing of the Private Placement (subject to certain exceptions) for purposes of registering the resale of the shares of Common Stock and the shares of Common Stock issuable upon exercise of the Pref-Funded Warrants and the Warrants, to use its reasonable best efforts to have such registration statement declared effective within the time period set forth in the Registration Rights Agreement, and to keep such registration statement effective for the duration specified in the Registration Rights Agreement.

The Private Placement is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and in reliance on similar exemptions under applicable state laws. The Purchasers represented that they were accredited investors within the meaning of rules promulgated under the Securities Act and were acquiring the securities for investment only and with no present intention of distributing any of such securities or any arrangement or understanding regarding the distribution thereof. The securities were offered without any general solicitation by the Company or its representatives. The securities sold and issued in the Private Placement will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement, the Pre-Funded Warrant, and the Warrant do not purport to be complete and are qualified in their entirety by reference to the form of Purchase Agreement, form of Registration Rights Agreement, form of Pre-Funded Warrant, and form of Warrant, which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 4.1, and Exhibit 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

The exhibits to this Current Report on Form 8-K are listed below and incorporated herein by reference.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Warrant
10.1	Form of Securities Purchase Agreement, dated April 2, 2024
10.2	Form of Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVANO INC.

Dated: April 3, 2024	/s/ Jeremy Cogan
Jeremy Cogan
Chief Financial Officer

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